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EXHIBIT 99.4 CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO (AS RESTATED)

SAFENET, INC.
AND SUBSIDIARIES

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO FINANCIAL STATEMENTS

Page
Reports of Independent Auditors	17-18
Consolidated Balance Sheets as of December 31, 2001 and 2000	19
Consolidated Statements of Operations for the years ended December 31, 2001, 2000 and 1999	20
Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2001, 2000 and 1999	21
Consolidated Statements of Stockholders' Equity for the years ended December 31, 2001, 2000 and 1999	22
Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999	23-24
Notes to Consolidated Financial Statements	25-39
Schedule II Valuation and Qualifying Accounts	40

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
SafeNet, Inc.

        We have audited the accompanying consolidated balance sheets of SafeNet, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for the years then ended. Our audit also included the financial statement schedule listed in the Index at Item 14(a) for the years ended December 31, 2001 and 2000. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SafeNet, Inc. and subsidiaries at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule for the years ended December 31, 2001 and 2000, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed in Note 3 to the consolidated financial statements, the Company has restated their financial statements for all periods to separately disclose as discontinued operations the financial condition and results of operations of its discontinued Swiss subsidiary, GretaCoder Data Systems. As discussed in Note 6 to the consolidated financial statements, in 2000 the Company changed its method of accounting for income taxes.

                      /s/ Ernst & Young LLP

Baltimore, Maryland
May 10, 2002

INDEPENDENT AUDITORS' REPORT

The Board of Directors
SafeNet, Inc. (formerly Information Resource Engineering, Inc.)

        We have audited the accompanying consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows of SafeNet, Inc. (formerly Information Resource Engineering, Inc.) and subsidiaries for the year ended December 31, 1999. In connection with our audit of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index for the year ending December 31, 1999. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of SafeNet, Inc. and subsidiaries for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As disclosed in Note 3 to the consolidated financial statements, the Company has restated the 1999 consolidated financial statements to report the operating results of its Swiss subsidiary, GretaCoder Data Systems AG as a discontinued operation.

/s/ KPMG LLP

Baltimore, Maryland
February 9, 2002, except for the
second and third sentences in
the second paragraph of Note 3
to the consolidated financial statements,
which are as of May 17, 2002

SAFENET, INC.
AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2001 and 2000

	2001	2000
	(Restated—Note 3)
Assets
Current assets:
Cash and cash equivalents	$14,819,245	$22,796,174
Short-term investments	15,864,783	6,332,488
Accounts receivable, net of allowance for doubtful accounts of $150,415 in 2001 and $196,138 in 2000	3,529,082	3,920,141
Inventories, net of reserve of $481,900 in 2001, and $207,000 in 2000	1,260,373	1,707,432
Prepaid expenses	545,928	202,904
Current assets of discontinued operations	783,796	4,118,633

Total current assets	36,803,207	39,077,772
Property and equipment, net	968,736	1,180,402
Computer software development costs, net of accumulated amortization of $3,112,725 in 2001 and $2,376,828 in 2000	727,097	1,515,692
Other assets	841,338	660,093
Non-current assets of discontinued operations	537,240	671,820

	$39,877,618	$43,105,779

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$988,493	$1,675,364
Accrued salaries and commissions	712,973	1,326,917
Other accrued expenses	577,381	678,539
Advance payments and deferred revenue	1,917,408	960,022
Current liabilities of discontinued operations	222,092	742,166

Total current liabilities	4,418,347	5,383,008

Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $.01 par value per share.
Authorized 500,000 shares, no shares issued and outstanding	—	—
Common stock, $.01 par value per share. Authorized 50,000,000 shares, issued 7,107,533 shares in 2001 and 6,940,637 shares in 2000	71,075	69,406
Additional paid-in capital	52,399,586	50,854,155
Accumulated deficit	(15,485,582)	(11,924,068)
Accumulated other comprehensive loss	(1,525,808)	(1,276,722)

Net stockholders' equity	35,459,271	37,722,771

	$39,877,618	$43,105,779

See notes to consolidated financial statements.

SAFENET, INC.
AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended December 31, 2001, 2000, and 1999

	2001	2000	1999
	(Restated—Note 3)
Revenues
Licenses and royalties	$4,030,857	$15,223,215	$1,559,557
Products	9,731,511	7,901,031	6,503,068
Service and maintenance	2,699,588	2,154,230	2,502,013

Total revenues	16,461,956	25,278,476	10,564,638

Cost of revenues
Licenses and royalties	644,010	2,637,157	200,034
Products	3,422,690	2,809,824	3,109,244
Service and maintenance	458,422	387,473	1,042,224

Total cost of revenues	4,525,122	5,834,454	4,351,502

Gross profit	11,936,834	19,444,022	6,213,136

Research and development expenses	6,119,098	6,342,321	4,580,460
Sales and marketing expenses	5,060,322	4,755,372	5,250,763
General and administrative expenses	2,203,071	2,681,088	2,226,617
Recovery of CyberGuard advance	—	(275,000)	(375,000)

Total operating expenses	13,382,491	13,503,781	11,682,840

Operating income (loss)	(1,445,657)	5,940,241	(5,469,704)
Interest income, net	1,336,437	1,320,317	94,526

Income (loss) from continuning operations	$(109,220)	$7,260,558	$(5,375,178)
Income (loss) from operations of discontinued GDS business, net of income tax expense of $85,133 in 1999	(3,452,294)	(1,503,414)	2,314,656

Net income (loss)	$(3,561,514)	$5,757,144	$(3,060,522)

Income (loss) from continuing operations per common share
Basic	$(0.01)	$1.08	$(0.98)

Diluted	$(0.01)	$1.01	$(0.98)

Loss from operations of discontinued GDS business per common share
Basic	$(0.49)	$(0.23)	$0.42

Diluted	$(0.49)	$(0.21)	$0.42

Net income (loss) per common share
Basic	$(0.50)	$0.85	$(0.56)

Diluted	$(0.50)	$0.80	$(0.56)

See notes to consolidated financial statements.

SAFENET, INC.
AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

Year ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Net income (loss)	$(3,561,514)	$5,757,144	$(3,060,522)
Other comprehensive income (loss)—
Foreign currency translation adjustment	(165,036)	(112,057)	(915,038)
Other	(84,050)	130,248	—

Comprehensive income (loss)	$(3,810,600)	$5,775,335	$(3,975,560)

See notes to consolidated financial statements.

SAFENET, INC.
AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity

Years ended December 31, 2001, 2000, and 1999

					Accumulated Other Comprehensive Income (Loss)
	Common stock					Treasury Stock
			Additional Paid-in Capital	Accumulated Deficit				Total Stockholders' Equity
	Shares	Amount				Shares	Amount
Balance at January 1, 1999	5,466,527	$54,665	$31,041,854	$(14,620,690)	$(379,875)	174,000	$(695,853)	$15,400,101
Sale of common stock, net of offering expenses of $968,000	1,000,000	10,000	14,021,812	—	—	—	—	14,031,812
Stock options exercised	51,906	519	947,606	—	—	(174,000)	695,853	1,643,978
Stock warrants exercised	23,050	231	391,620	—	—	—	—	391,851
Stock option compensation	—	—	138,255	—	—	—	—	138,255
Net loss for 1999	—	—	—	(3,060,522)	—	—	—	(3,060,522)
Foreign currency translation adjustment	—	—	—	—	(915,038)	—	—	(915,038)
Other	—	—	5,500	—	—	—	—	5,500

Balance at December 31, 1999	6,541,483	65,415	46,546,647	(17,681,212)	(1,294,913)	—	—	27,635,937
Stock options exercised	392,204	3,922	4,081,936	—	—	—	—	4,085,858
Stock warrants exercised	6,950	69	118,081	—	—	—	—	118,150
Stock option compensation	—	—	127,724	—	—	—	—	127,724
Net income for 2000	—	—	—	5,757,144	—	—	—	5,757,144
Foreign currency translation adjustment	—	—	—	—	(112,057)	—	—	(112,057)
Other	—	—	(20,233)	—	130,248	—	—	110,015

Balance at December 31, 2000	6,940,637	69,406	50,854,155	(11,924,068)	(1,276,722)	—	—	37,722,771
Stock options exercised	166,896	1,669	1,547,369	—	—	—	—	1,549,038
Net loss for 2001	—	—	—	(3,561,514)	—	—	—	(3,561,514)
Foreign currency translation adjustment	—	—	—	—	(165,036)	—	—	(165,036)
Other	—	—	(1,938)	—	(84,050)	—	—	(85,988)

Balance at December 31, 2001	7,107,533	$71,075	$52,399,586	$(15,485,582)	$(1,525,808)	—	$—	$35,459,271

See notes to consolidated financial statements.

SAFENET, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Cash flows from operating activities:
Net income (loss)	$(3,561,514)	$5,757,144	$(3,060,522)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	661,659	679,616	618,744
Amortization of computer software development costs	953,600	1,150,252	478,498
Amortization of acquired intangible assets	84,864	84,864	94,020
Stock option compensation	—	127,724	138,255
Changes in operating assets and liabilities:
Accounts receivable, net	471,297	125,002	313,966
Inventories, net	1,369,395	18,520	366,171
Accounts payable	(777,552)	615,078	(231,902)
Accrued salaries and commissions	(937,007)	492,233	135,721
Other accrued expenses	(312,204)	540,320	(117,877)
Deferred revenue	959,080	(510,563)	1,157,542
Other	(621,017)	90,892	78,528

Net cash provided by (used in) operating activities	(1,709,399)	9,171,082	(28,856)

Cash flows from investing activities:
Maturities of short-term investments	8,433,298	500,715	—
Purchases of short-term investments	(17,965,593)	(6,332,488)	(500,715)
Purchases of property and equipment	(398,597)	(607,251)	(493,042)
Expenditures for computer software development	(167,235)	(631,391)	(1,058,408)

Net cash used in investing activities	(10,098,127)	(7,070,415)	(2,052,165)

(Continued)

SAFENET, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering expense	$—	$—	$14,031,812
Proceeds from stock options exercised	1,549,038	4,085,858	1,643,978
Proceeds from stock warrants exercised	—	118,150	391,851
Other	—	(20,233)	5,500

Net cash provided by (used in) financing activities	1,549,038	4,183,775	16,073,141

Effect of exchange rate changes on cash	(116,967)	(76,626)	(696,360)

Net increase (decrease) in cash and cash equivalents	(10,375,455)	6,207,816	13,295,760
Cash and cash equivalents at beginning of year	25,369,258	19,161,442	5,865,682

Cash and cash equivalents at end of year	$14,993,803	$25,369,258	$19,161,442

Cash and cash equivalents at end of year:
Continuing operations	$14,819,245	$22,796,174	$15,757,450
Discontinued operations	174,558	2,573,084	3,403,992

	$14,993,803	$25,369,258	$19,161,442

Cash paid for income taxes	$72,556	$56,627	$101,170

See notes to consolidated financial statements.

(1) BUSINESS

        SafeNet, Inc. (the Company), formerly Information Resource Engineering, Inc., is engaged in the business of designing, manufacturing and marketing enterprise network security technology and systems that enable the deployment of secure Virtual Private Network solutions over the Internet and other shared public networks.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

        The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company has approximately $14,819,000 and $22,796,000 of cash equivalents at December 31, 2001 and 2000, respectively, comprised of overnight repurchase agreements, short-term money market funds and commercial paper.

Short-Term Investments

        Short-term investments of $15,865,000 and $6,332,000 at December 31, 2001, and 2000, respectively, consist of held-to maturity corporate debt. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. Interest on securities classified as held-to-maturity is included in interest income. Short-term investments at December 31, 2001 mature between January and December 2002.

Inventories

        Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Cost is determined by the average cost method for the Company's subsidiary outside the United States.

Property and equipment

        Property and equipment is stated at cost and depreciation is computed using the straight-line method over estimated useful lives ranging from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the useful life of the asset or the remaining term of the lease.

Computer Software Development Costs

        Costs for the development of new software products and substantial enhancements to existing software products are expensed as research and development costs as incurred until technological feasibility has been established, at which time any additional development costs are capitalized until the product is available for general release to customers. The Company defines the establishment of technological feasibility as the point when product software reaches a working model.

        Computer software development costs are capitalized subsequent to the establishment of technological feasibility for each software product which is evidenced by a detailed program design. Capitalization of costs ceases when the product is available for general release to customers.

        Amortization of software development costs, which is included in cost of revenues, begins upon general release of the software. These costs are amortized on a product by-product basis using the greater of: (i) the amount computed using the ratio that current gross revenues for each product bear to the total of current and anticipated future revenue for that product, or (ii) the amount computed using the straight-line method over the estimated economic useful life of three to five years. Such costs are amortized beginning on product release dates. The Company assesses the recoverability of computer software development costs by comparing the unamortized balance to the net realizable value of the asset and writes off the amount by which the unamortized capitalized costs exceed the net realizable value. During the year ended December 31, 2001, the Company wrote off $218,000 of capitalized software development costs for which the unamortized balance exceeded the net realizable value. This write off has been included as a charge to 2001 research and development expenses.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

        Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. If an impairment indicator is present, the Company evaluates whether an impairment exists on the basis of undiscounted expected future cash flows from operations for the remaining amortization period. If impairment exists, the asset is reduced by the estimated difference between its discounted cash flows and its carrying value.

Product Warranties

        The Company warrants to the original purchaser that each of its hardware products will be free from defects in materials and workmanship generally for a period of one year from the date of purchase. Expected future product warranty expense is recorded when the product is sold.

Revenue Recognition

        The Company derives revenue from software and technology licenses, product sales, maintenance (post contract customer support), and services. Software and technology licenses typically contain multiple elements, including the product license, maintenance, and/or other services. The Company allocates the total arrangement fee among each deliverable based on the fair value of each of the deliverables determined based on vendor-specific objective evidence.

  License and Royalties

  License revenue is comprised of perpetual and time-based license fees, which are derived from arrangements with end-users, original equipment manufacturers and resellers. For each software license arrangement, the Company defers revenue recognition until: (a) persuasive evidence of an arrangement exists; (b) delivery of the software or technology has occurred and there are no remaining obligations or substantive customer acceptance provisions; (c) the fee is fixed or determinable; and (d) collection of the fee is probable. For both perpetual and time-based licenses, once all of these conditions are satisfied, the Company recognizes license revenue based on the residual method after all elements other than maintenance have been delivered as prescribed by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. Royalties are recognized as they are earned.

  Products

  The Company also sells hardware and related encryption products. For each product sale, the Company defers revenue recognition until: (a) persuasive evidence of an arrangement exists; (b) delivery has occurred and there are no remaining obligations or substantive customer acceptance provisions; (c) the selling price to the customer is fixed or determinable; and (d) collectibility of the selling price is reasonably assured.

  Maintenance and Other Services

  Maintenance revenue is derived from support arrangements. Maintenance arrangements provide technical customer support and the right to unspecified upgrades on an if-and-when-available basis. In accordance with SOP 97-2, Software Revenue Recognition, vendor specific objective evidence of fair value of maintenance is determined based on the price charged for the maintenance element when sold separately. The maintenance term is typically one year in duration and maintenance revenue is recognized ratably over the maintenance term. Unrecognized maintenance fees are included in deferred revenue.

  Other service revenue is comprised of revenue from consulting fees, training and engineering services. This service revenue is recognized when the services are provided to the customer. The Company's policy is to recognize software license revenue when these associated services are not essential to the functionality of the product. To date, these services have not been essential to the functionality of the product. Vendor specific objective evidence of fair value of these services is determined by reference to the price that a customer will be required to pay when the services are sold separately, which is based on the price history that the Company has developed for separate sales of these services.

Foreign Currency Translation

        The Company's Swiss subsidiary utilizes the Swiss Franc as its functional currency and its financial statements are translated into U.S. dollars using the current rate method in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Operating and cash flow amounts have been translated using average exchange rates. Translation gains or losses, resulting from the changes in exchange rates from year to year, have been reported as a component of other comprehensive income (loss). The effect on the consolidated statements of operations of transaction gains and losses is insignificant for all years presented. In 2002, the cumulative foreign currency translation adjustment will be reclassified to the statement of operations as a result of the disposal of the GDS business.

Income Taxes

        The Company uses the liability method in accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on difference between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. As discussed in Note 6, in 2000 the Company changed its method of accounting for income taxes.

Stock Options Granted to Employees

        The Company accounts for all stock-based compensation plans using the intrinsic value method prescribed by APB Opinion 25, Accounting for Stock Issued to Employees ("APB 25"). Under APB 25, if the exercise price of the employee stock options equals the estimated fair value of the underlying stock on the date of grant, no compensation expense is recognized.

        The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, ("Statement 123") which encourages companies to recognize expense for stock-based awards based on their estimated fair value on the date of grant. Statement 123 does not require companies to use fair value accounting for stock-based awards, but if the fair value method is not adopted, pro forma income is required to be disclosed in a note to the financial statements. The Company has supplementally disclosed in Note 8 the required pro forma information as if the fair value method had been adopted.

Net Income (Loss) Per Common Share

        Basic income (loss) per share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding for the period. Diluted income (loss) per share is calculated after adjusting the numerator and the denominator of the basic calculation for the dilutive effect, if any, of all stock options, warrants and convertible securities outstanding during the period.

Comprehensive Income (Loss)

        Comprehensive income (loss) includes all changes in equity that result from recognized transactions and other economic events of a period other than transactions with owners in their capacity as owners. Certain non-owner changes in equity, consisting primarily of foreign currency translation adjustments, are included in "other comprehensive income (loss)." The Company reports comprehensive income (loss) in the statement of comprehensive income (loss) and discloses the accumulated total of other comprehensive income (loss) in the stockholders' equity section of the balance sheet.

New Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 Business Combinations, and No. 142 Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Statement 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives. Statement 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. Additionally, Statement 142 requires that goodwill included in the carrying value of equity method investments no longer be amortized.

        The Company will apply Statement 142 beginning in the first quarter of 2002. Application of the nonamortization provisions of Statement 142 is not expected to result in a material change in net income (loss).

        In August 2001, the Financial Accounting Standards Board issued Statement of Financial Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a disposal of a segment of business. Statement 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company expects to adopt Statement 144 as of January 1, 2002 and it does not expect that the adoption of the Statement will have a significant impact on the Company's financial position and results of operations. However, as described in Note 3, during February 2002, the Company approved a plan to dispose of its Swiss subsidiary. The Company has restated these financial statements to account for this disposal using the provisions of Statement 144.

Fair Value of Financial Instruments

        The carrying amount of financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued expenses approximates fair value.

(3) DISCONTINUED OPERATIONS

        As discussed further in Note 14, on January 2, 2002, SafeNet acquired 100 percent of the outstanding common shares of Pijnenburg Securealink, Inc. ("Securealink"). SafeNet's acquisition of Securealink resulted in changes to SafeNet's business initiatives. One of the areas impacted was the Company's Swiss subsidiary, GretaCoder Data Systems ("GDS"). Based on the amount of GDS operating and cash losses during 2000 and 2001 as well as a significant downturn in future business prospects due to the loss of two substantial contracts in February 2002, SafeNet management made the decision on February 11, 2002 to discontinue operations at GDS. Certain employees from GDS's sales and marketing team will be transferred to SafeNet to create a new European sales office focused on selling SafeNet's Enterprise Security Systems in Europe. All of the operations at GDS, including research and development, manufacturing and administration will be closed during the first and second quarters of 2002. In total, 30 employees will be terminated by the end of May 2002.

        As a result of the discontinued operations, the Company will record a one-time charge of approximately $3.5 million in the first quarter of 2002 related to the write-off of the abandoned assets and the accrual of the estimated costs of the closing and severance and related costs. The disposition of GDS operations represents the disposal of a business segment under Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Accordingly, beginning January 1, 2002, results of this operation will be classified as discontinued, and prior periods have been restated. For business segment reporting purposes, GDS's business results were previously classified as the segment "European Operations."

        Summarized operating results from the discontinued operation included in our statement of operations are as follows:

	2001	2000	1999
Revenues	$1,655,051	$3,547,108	$8,362,255
Income (loss) before income taxes **	(3,452,294)	(1,503,414)	2,399,789
Income tax expense	—	—	(85,133)

Net income (loss)	$(3,452,294)	$(1,503,414)	$2,314,656

**
Disposal of operations began and loss will be reported in 2002.

        Assets and liabilities of the discontinued operation at December 31 were as follows:

	2001	2000
Cash and cash equivalents	$174,558	$2,573,084
Inventories, net	231,846	1,201,274
Other current assets	377,392	344,275
Property and equipment, net	221,068	194,814
Other assets	316,172	477,006
Current liabilities	(222,092)	(742,166)

Net assets of discontinued operation	$1,098,944	$4,048,287

        The estimated pre-tax loss related to the write-down of the carrying value of the discontinued operation to its fair value less cost to dispose is as follows:

Inventory and purchase commitments	$125,000
Goodwill	316,172
Property and equipment	125,000
Reclassification of foreign currency translation losses	1,526,000
Severance costs	697,051
Lease termination costs	573,134
Consulting and professional fees	125,000
Travel and corporate closing costs	18,826

Estimated loss on disposal of GDS	$3,506,183

        The estimated fair value of assets to be disposed was based on the related assets estimated net realizable value at the time of disposal.

(4) INVENTORIES

        Inventories related to continuing operations consist of the following at December 31:

	2001	2000
Raw materials	$221,594	$281,007
Finished goods	1,520,679	1,633,425

	1,742,273	1,914,432
Less reserve for excess and obsolete inventory	(481,900)	(207,000)

	$1,260,373	$1,707,432

(5) PROPERTY AND EQUIPMENT

        Property and equipment related to continuing operations consists of the following at December 31:

	2001	2000
Furniture and equipment	$3,036,366	$2,806,351
Computer software	521,103	445,248
Leasehold improvements	535,234	527,706

	4,092,703	3,779,305
Less accumulated depreciation and amortization	3,123,967	2,598,903

	$968,736	$1,180,402

(6) INCOME TAXES

        The Company recorded no provision for income taxes on earnings from continuing operations for the years ended December 31, 2001, 2000, and 1999.

        Deferred tax assets and liabilities arising from continuing operations are comprised of the following at December 31:

	2001	2000
Deferred tax assets:
Inventories	$278,000	$189,000
Net operating loss carryforward	8,428,000	6,874,000
Stock option and deferred compensation	142,000	142,000
Other	336,000	151,000

	9,184,000	7,356,000

Deferred tax liabilities:
Other	(12,000)	(14,000)

	(12,000)	(14,000)

Net deferred tax asset	9,172,000	7,342,000
Less valuation allowance	(9,172,000)	(7,342,000)

	$—	$—

        The reconciliation of the reported income tax expense to the amount that would result by applying the U.S. federal statutory tax rate of 34% to income (loss) from continuing operations is as follows:

	2001	2000	1999
Tax expense (benefit) at U.S. statutory rate	$(37,000)	$2,468,000	$(1,828,000)
Effect of permanent differences	24,000	17,000	32,000
State income taxes, net of federal benefit	(5,000)	335,000	(248,000)
Change in valuation allowance, excluding charge related to stock option exercises	18,000	(2,803,000)	2,065,000
Other, net	—	(17,000)	(21,000)

	$—	$—	$—

        In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company has established a valuation allowance of $9,172,000 and $7,352,000 at December 31, 2001 and 2000, respectively.

        Prior to the third quarter of fiscal year 2000, the Company followed the practice of computing its income tax expense using the assumption that current year stock option deductions were used first to offset its financial statement taxable income. The remaining net operating loss carryforwards could then be used to offset any excess of financial statement taxable income over current year stock option deductions. Because the stock option deductions are not recognized as an expense for financial reporting purposes, the tax benefit from stock option deductions must be credited to additional paid-in capital with an offsetting charge to income tax expense in the statement of operations.

        Effective July 1, 2000, the Company changed its method of accounting for income taxes to recognize the tax benefits from current and prior years' stock option deductions after the utilization of net operating losses from operations (i.e., net operating losses determined without deductions for the exercise of non-qualified stock options and disqualified disposition of incentive stock options) to reduce income tax expense. The Company believed that this change was to a preferable method because the Company will not realize any tax benefit from stock compensation deductions until it has fully utilized its current and prior net operating loss carryforwards from operations. Thus, this method more accurately reflects the incremental effect of the Company's stock option deductions in the appropriate accounting period. Because the Company was generating net operating losses prior to 2000 rather than utilizing them, this accounting change had no effect on prior years' tax provisions or additional paid-in capital.

        At December 31, 2001, the Company had net operating loss carryforwards related to its discontinued Swiss subsidiary of approximately $4,975,000, which expire from 2007 to 2008 and are available to offset future taxable income of that subsidiary. At December 31, 2001, the Company had net operating loss carryforwards for U.S. income tax purposes of approximately $20,264,000, which expire from 2011 to 2021 and are available to offset future U.S. taxable income. The exercise of non-qualified stock options and disqualified disposition of incentive stock options ("stock option deductions") have generated approximately $13,426,000 of the U.S. net operating loss carryforwards. When these net operating loss carryforwards are utilized, the resulting reduction in the valuation allowance will be recorded as a direct increase to stockholders' equity.

(7) LEASES

        The Company leases office facilities and equipment under non-cancelable operating leases expiring at various dates through 2005. The leases require the Company to pay a proportionate share of real estate taxes, insurance and maintenance. The Company recognizes rent expense on a straight-line basis. The future minimum payments under the leases for the years ending December 31, are as follows:

2002	$370,017
2003	145,057
2004	25,340
2005	14,107

$554,521

        Rent expense under all operating leases related to continuing operations for the years ended December 31, 2001, 2000, and 1999 was $359,668, $334,250, and $370,455, respectively.

(8) PENSION PLANS

        The Company sponsors a defined contribution pension plan for employees who have completed three months of service. The Plan permits pre-tax contributions by participants pursuant to Section 401(k) of the Internal Revenue Code (the Code) of 3% to 15% of base compensation up to the maximum allowable contributions as determined by the Code. Effective January 1, 2000, the Company matches up to 50% of the first 4% of employee compensation that is contributed to the plan. The company's matching contributions vest with the participant over a 5-year period on a pro rata basis. The Company may also make additional discretionary contributions. The Company incurred expenses for its matching contributions totaling $137,020 and $72,777 in 2001 and 2000, respectively. Prior to January 1, 2000, the Company made no contributions to the Plan.

(9)  STOCK OPTIONS AND WARRANTS

        The Company sponsors stock option plans that provide for the granting of stock options to officers, directors, consultants and employees of the Company. Options are exercisable at the fair market value of the common stock on the date of grant and, subject to termination of employment, expire seven years from the date of grant. Either incentive stock options or non-qualified stock options may be granted under the plans. The vesting and exercise periods are determined by the Board of

Directors and may not exceed ten years. Options issued to date generally vest in equal amounts over a vesting period of either three or four years. Option activity during 1999, 2000 and 2001 was as follows:

	Number of Shares	Range of Exercise Prices	Weighted Average Exercise Price
Outstanding at January 1, 1999	1,157,683	$1.30 to $20.00	$8.23
Granted	362,700	$9.19 to $31.50	14.91
Canceled	(95,105)	$5.00 to $23.31	9.93
Exercised	(225,906)	$1.30 to $13.00	7.35

Outstanding at December 31, 1999	1,199,372	$3.09 to $31.50	10.28
Granted	751,541	$14.75 to $43.50	22.66
Canceled	(216,557)	$4.50 to $25.63	11.25
Exercised	(392,204)	$3.09 to $20.25	10.42

Outstanding at December 31, 2000	1,342,152	$3.09 to $43.50	17.01
Granted	825,422	$5.85 to $43.63	11.79
Canceled	(117,219)	$3.25 to $43.50	25.78
Exercised	(166,896)	$3.09 to $24.87	9.41

Outstanding at December 31, 2001	1,883,459	$4.38 to $43.63	$14.85

Exercisable at December 31, 2001	755,946	$4.38 to $42.88	$13.54

        The following table summarizes information about stock options outstanding at December 31, 2001:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$4.38 to $8.73	541,789	5.6 years	$6.99	221,789	$7.36
$8.74 to $17.450	785,180	6.9 years	$12.56	361,720	$12.11
$17.46 to $26.18	431,822	5.2 years	$22.48	134,394	$21.96
$26.18 to $34.90	53,168	5.7 years	$32.59	27,668	$31.68
$34.91 to $43.63	71,500	5.1 years	$40.29	10,375	$37.88

	1,883,459	6.0 years	$14.85	755,946	$13.54

        The Company applies the intrinsic value method in accounting for options granted to employees and directors and, accordingly, no compensation cost has been recognized for its options in the consolidated financial statements. Pro forma financial information regarding net income (loss) and income (loss) per share has been determined as if the Company had accounted for its employee stock options using the fair value method. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

	2001	2000	1999
Pro forma income (loss) from continuing operations	(5,446,000)	3,143,000	(7,439,000)
Pro forma net income (loss)	(8,898,000)	1,640,000	(5,124,000)
Pro forma earnings (loss) per share, basic:
Income (loss) from continuing operations	$(0.77)	$0.47	$(1.35)
Net income (loss)	$(1.26)	$0.24	$(0.93)
Pro forma earnings (loss) per share, diluted:
Income (loss) from continuing operations	$(0.77)	$0.44	$(1.35)
Net income (loss)	$(1.26)	$0.24	$(0.93)

        The weighted-average fair value per share of options granted during 2001, 2000, and 1999 was $11.50, $20.45, and $11.43, respectively, on the dates of grant. The fair values of options granted was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 2001, 2000, and 1999, respectively: risk-free interest rates of 4.42%, 5.10%, and 6.44%; expected volatility of 139%, 180%, and 143%; dividend yield and expected dividend growth rate of 0% in all years; and weighted-average expected life of 3 to 5 years.

        In addition, in November 1995, in connection with the private placement of 300,000 shares of the Company's common stock, the Company issued the placement agent warrants to purchase 30,000 shares of common stock at $17.00 per share. Warrants for 23,050 of these shares were exercised in June 1999 and the remaining 6,950 were exercised in January 2000.

        At December 31, 2001, the Company had reserved 2,313,095 shares of common stock for exercise of outstanding stock options and additional stock options authorized for granting under existing stock option plans.

(10) CYBERGUARD ADVANCE

        In August 1996, the Company signed a two year Joint Development and Marketing Agreement with CyberGuard Corporation (CyberGuard). The companies intended to develop and market a product that combined the Company's SafeNet Enterprise products and CyberGuard's Firewall product. In connection therewith, the Company prepaid a refundable $1,000,000 license fee to CyberGuard. In June 1998, the agreement was modified and CyberGuard was required to refund the prepaid license fee. As of December 31, 1998, CyberGuard defaulted on this obligation.

        During 1999, the Company agreed to accept a $650,000 note receivable from CyberGuard as payment in full of CyberGuard's obligation. CyberGuard fulfilled their obligation to SafeNet by paying $275,000 in 2000 and $375,000 in 1999 on the note.

(11) SEGMENTS OF THE COMPANY AND RELATED INFORMATION

        The Company has two reportable segments related to continuing operations: products, chips and software designed and manufactured for sale to companies that will embed the Company's products into their products for ultimate sale to end-users ("Embedded Security Division"), and network security products designed and manufactured for direct sales to end-users and remote access software sold to OEM's ("Enterprise Security Division"). The reportable segments are strategic business units that offer different products. The segments are managed separately because each segment requires different technology and marketing strategies. The Embedded Security Division and Enterprise Security Division include some international sales mainly to South America and Asia.

	2001	2000	1999
Revenue from external customers:
Embedded security division	$5,477,198	$6,417,594	$2,439,065
Enterprise security division	10,984,758	18,860,882	8,125,573

Consolidated revenues	$16,461,956	$25,278,476	$10,564,638

Operating income (loss):
Embedded security division	$(1,697,342)	$(267,689)	$(2,611,768)
Enterprise security division	251,685	6,207,930	(2,857,936)

Consolidated operating income (loss)	$(1,445,657)	$5,940,241	$(5,469,704)

Income (loss) before income taxes:
Embedded security division	$(1,252,684)	$67,024	$(2,589,944)
Enterprise security division	1,143,464	7,193,534	(2,785,234)

Consolidated income (loss) before income taxes	$(109,220)	$7,260,558	$(5,375,178)

Depreciation and amortization:
Embedded security division	$1,163,277	$1,076,002	$269,236
Enterprise security division	398,027	698,552	768,709

Consolidated depreciation and amortization	$1,561,304	$1,774,554	$1,037,945

	2001	2000	1999
Geographic Information
Revenues:
United States	$15,134,065	$23,876,676	$9,694,475
All other foreign countries	1,327,891	1,401,800	870,163

Consolidated revenues	$16,461,956	$25,278,476	$10,564,638

Long-lived assets:
United States	$1,695,833	$2,696,094	$3,304,341

Consolidated long-lived assets	$1,695,833	$2,696,094	$3,304,341

        The Company does not allocate assets to its reportable segments, as assets generally are not specifically attributable to any particular segment, and segment assets are not reviewed by the chief operating decision maker. Accordingly, asset information by reportable segment is not presented. Where the underlying assets can be specifically attributed to a segment, the related depreciation and amortization have been classified accordingly. The remaining depreciation is allocated based on percentage of revenue.

(12) SIGNIFICANT CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Sales terms with clients, including distributors, do not provide for right of return privileges for credit, refund or other products. The Company's payment terms are generally 30 days from delivery of products, but could fluctuate depending on the terms of each specific contract. The Company's clients, who include both commercial companies and governmental agencies, are in various industries, including banking, security, communications and distributors of electronic products.

        In 2001, one commercial client of the Enterprise Security Division accounted for 15% of the Company's consolidated revenues. In 2000, one commercial client of the Enterprise Security Division accounted for 11% and one commercial client of the Embedded Security Division accounted for 18% of the Company's consolidated revenues. In 1999, one commercial client of the Enterprise Security Division accounted for 13% of the Company's consolidated revenues.

        As of December 31, 2001, three commercial clients of the Enterprise Security Division accounted for 37% of accounts receivable and two commercial clients of the Enterprise Security Division accounted for a combined 30% of accounts receivable. As of December 31, 2000, one commercial clients of the Enterprise Security Division accounted for a combined 22% of accounts receivable.

(13) INCOME (LOSS) PER SHARE

        The following table sets forth the computation of basic and diluted net income (loss) per common share for the years ended December 31:

	2001	2000	1999
Numerator:
Income (loss) from continuing operations	$(109,220)	$7,260,558	$(5,375,178)

Denominator:
Denominator for basic income (loss) per share—weighted average shares	7,056,930	6,751,465	5,504,440
Effect of employee stock options	—	442,698	—

Denominator for diluted income (loss) per share—adjusted weighted-average shares and assumed conversions	7,056,930	7,194,163	5,504,440

Basic income (loss) from continuing operations per share	$(0.01)	$1.08	$(0.98)

Diluted income (loss) from continuing operations per share	$(0.01)	$1.01	$(0.98)

        Diluted loss per common share in 2001 and 1999 is equal to basic loss per common share because if potentially dilutive securities were included in the computation, the result would be anti-dilutive.

(14) SUBSEQUENT EVENT—ACQUISITION OF SECUREALINK

        On January 2, 2002, SafeNet acquired 100 percent of the outstanding common shares of Pijnenburg Securealink, Inc. ("Securealink") in accordance with an Agreement and Plan of Reorganization dated December 14, 2001. The initial purchase price the Company paid to the stockholders of Securealink in connection with the acquisition totaled approximately $13,086,000 and consisted of an aggregate of 575,000 shares of SafeNet, Inc. common stock valued at $10,636,000, $2,000,000 in cash, and estimated direct costs of acquisition of $450,000. The fair market value of common shares was based on the average market price of the shares over the period from three days before to three days after the closing date. The cash portion of the consideration was funded with cash on hand. In connection with the acquisition, the Company also issued to the sellers convertible promissory notes with an aggregate principal amount of $2,000,000, the payment of which is contingent upon the occurrence of certain post-acquisition events. The convertible promissory notes have a three year term and bear interest at an annual rate of 5% and are convertible into the Company's common stock at a conversion price of $18.37 per share. The amount and type of consideration was determined on the basis of arm's length negotiations between the Company and Securealink. Securealink develops security chips and sells them in Europe and throughout the world. Securealink will continue to operate as a provider of security chips and will be a subsidiary of SafeNet. As a result of the acquisition, SafeNet has broadened its market with the addition of new technologies and a larger presence in Europe. Additionally, Securealink brings over thirty cryptographic experts who will compliment and strengthen SafeNet's already world-class development team. The results of Securealink will be included in the Company's consolidated results beginning on the date of acquisition.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition and adjusted for changes to facts and circumstances arising subsequent to the closing date. SafeNet is in the process of obtaining third-party valuations of certain intangible assets; thus, the allocation of the purchase price is subject to adjustment.

At January 2, 2002
Current Assets	$1,826,000
Property and equipment	325,000
Software licenses	462,000
Goodwill	8,678,000
In-process research and development assets	3,012,000
Other intangible assets	1,906,000

Total assets acquired	$16,209,000

Current liabilities
Short term borrowings	(1,484,000)
Other current liabilities	(1,639,000)

Total liabilities assumed	$(3,123,000)

Net assets acquired	$13,086,000

        Upon completion of a valuation, amounts to be accounted for as acquired in-process research and development assets will be written off as of the date of acquisition in accordance with FASB Interpretation No.4, Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method. Those charges will be included in research and development expenses.

        The unaudited proforma combined historical results, as if Securealink had been acquired on January 1, 2001, is as follows:

Revenues	$23,345,000
Loss from continuing operations	(4,374,000)
Net loss	(7,826,000)
Loss per common share:
Loss from continuing operations	$(0.57)
Net loss	$(1.03)

        The proforma results include the estimated amortization of intangibles and interest expense on the promissory notes used to finance part of the purchase. As described in Note 2, the Company will not record amortization expense related to the goodwill. The proforma results are not necessarily indicative of the results that would have occurred if the acquisition had been completed on January 1, 2001, nor are they necessarily indicative of future consolidated results.

Schedule II

Valuation and Qualifying Accounts

	Balance at Beginning of Period	Charged to Costs and Expenses	Charges to Other Accounts Describe(a)	Deductions Describe(b)	Recovery Describe(c)	Balance at End of Period
Allowance for doubtful accounts:
Year ended December 31, 2001	$196,138	$31,851	$—	$77,574	$—	$150,415
Year ended December 31, 2000	215,000	60,000	—	78,862	—	196,138
Year ended December 31, 1999	45,000	170,842	—	842	—	215,000
Reserve for obsolete inventory:
Year ended December 31, 2001	$207,000	$284,018	$—	$9,118	—	$481,900
Year ended December 31, 2000	207,000	—	—	—	—	207,000
Year ended December 31, 1999	107,000	100,000	—	—	—	207,000
Reserve for CyberGuard advance:
Year ended December 31, 2001	$—	$—	$—	$—	$—	$—
Year ended December 31, 2000	275,000	—	—	—	275,000	—
Year ended December 31, 1999	771,655	—	—	121,655	375,000	275,000

(a)
Charges to other accounts represent the translation effect for the change in the Swiss Franc exchange rate for balances existing at the beginning of the period.

(b)
Deductions represent write-offs of specifically identified accounts.

(c)
Other represents cash received on previously reserved account.

QuickLinks

  EXHIBIT 99.4 CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO (AS RESTATED)
SAFENET, INC. AND SUBSIDIARIES
  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
  INDEX TO FINANCIAL STATEMENTS
  The Board of Directors SafeNet, Inc.
  The Board of Directors SafeNet, Inc. (formerly Information Resource Engineering, Inc.)
SAFENET, INC. AND SUBSIDIARIES Consolidated Balance Sheets December 31, 2001 and 2000
SAFENET, INC. AND SUBSIDIARIES Consolidated Statements of Operations Years ended December 31, 2001, 2000, and 1999
SAFENET, INC. AND SUBSIDIARIES Consolidated Statements of Comprehensive Income (Loss) Year ended December 31, 2001, 2000, and 1999
SAFENET, INC. AND SUBSIDIARIES Consolidated Statements of Stockholders' Equity Years ended December 31, 2001, 2000, and 1999
Consolidated Statements of Cash Flows Years ended December 31, 2001, 2000, and 1999
Consolidated Statements of Cash Flows Years ended December 31, 2001, 2000, and 1999
  Principles of Consolidation
  Use of Estimates
  Cash Equivalents
  Short-Term Investments
  Inventories
  Property and equipment
  Computer Software Development Costs
  Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of
  Product Warranties
  Revenue Recognition
  Foreign Currency Translation
  Income Taxes
  Stock Options Granted to Employees
  Net Income (Loss) Per Common Share
  Comprehensive Income (Loss)
  New Accounting Pronouncements
  Fair Value of Financial Instruments
Schedule II Valuation and Qualifying Accounts